Bay Banks of Virginia, Inc. Reports September 30, 2017 Quarterly Operating Results

RICHMOND, Va., Oct. 23, 2017 /PRNewswire/ -- Bay Banks of Virginia, Inc. (OTCQB: BAYK) (the "Company"), the parent holding company of Virginia Commonwealth Bank (the "Bank"), reports its unaudited third quarter 2017 results.

The Company completed its merger with Virginia BanCorp, Inc. on April 1, 2017 and the combined bank began operating as Virginia Commonwealth Bank. For the third quarter of 2017, the Company reported net earnings of $742 thousand (net of merger related expenses) or $0.07 per diluted share. "Since the merger was finalized, the integration of Virginia Commonwealth Bank and Bank of Lancaster is progressing on schedule with operational systems conversion to occur mid-November. Our new headquarters in Richmond is complete with our market teams continuing to build strong customer relationships from both a lending and deposit perspective. The value that we bring to the total customer relationship makes the Company one of the premier banking institutions in Central and Eastern Virginia. At the end of August, we announced the completion of a $35 million capital raise offered to certain existing shareholders, institutional investors and other accredited investors raising $32.9 million in common equity net of issuance costs. The Company sold 3,783,784 shares of our common stock at an offering price of $9.25 per share. Our growing franchise is well positioned and the new capital will allow us to continue to pursue growth opportunities in the communities we serve as we strive to create value for our shareholders. Moreover, the addition of premier institutional bank investors to our shareholder base, together with the increase in our market capitalization, should help to promote liquidity for our common shares. This continues to support our strategic focus on the total customer relationship, providing not only the opportunity to have consistent, measured asset growth, but also a source of low cost funding for that growth." said Randal R. Greene, President and Chief Executive Officer. He continued, "Our total assets are now $960 million and pre-tax/pre-provision operating earnings are strong. We have declared our second dividend in the amount of $0.04 per share, with profitability supporting a diverse, well-capitalized balance sheet poised for growth."

HIGHLIGHTS

Consistent Operating Earnings Performance - During the third quarter, income before taxes grew by $204 thousand, driven by a $358 thousand increase in net interest income, a $73 thousand decrease in non-interest income, a $426 thousand decrease in non-interest expense, and a $507 increase in provision for loan losses due primarily to organic loan portfolio growth. As a result, return on average assets ("ROA") for the third quarter increased to 0.32% from 0.26% for the quarter ended June 30, and return on average equity increased to 3.10% from 2.65%. Excluding the effect of merger expenses, pre-tax/pre-provision operating earnings amounted to $2.240 million for the third quarter, as compared to $2.054 million last quarter.

Consistent and Measured Growth - Total assets as of September 30, 2017 were $959.9 million, increasing from $867.4 million as of June 30, 2017, primarily due to ongoing growth in our deposit base of $46.4 million since the beginning of the quarter combined with a successful private placement of common equity raising $32.9 million net of issuance costs. This funded loan growth of $38.5 million, accompanied by an increased liquidity position of cash and securities growing by $51.7 million. In September, loans previously held for sale amounting to $55.6 million at June 30 were reclassified back into the held to maturity portfolio, with the net loan portfolio standing at $739.9 million at September 30 quarter end.

Diversified Loan Base Supporting Net Interest Income - Benefiting from an effective mix of residential, non-residential, commercial and consumer loans, net interest margin was 3.62% for the third quarter compared to 3.80% last quarter, the variance owing primarily to tactical promotional deposit pricing and an increased liquidity position. Asset quality remains good. For the third quarter of 2017, net interest income was $7.8 million compared to $7.4 million last quarter. For the nine months ended September 30, 2017, net interest income was $19.1 million compared to $10.6 million for the nine months ended September 30, 2016.

Focus on Fee Income - Noninterest income, excluding the sale of investment securities, was $1.07 million and $3.07 million respectively for the quarter and year to date period ending September 30, 2017, both comparable to last year. During the quarter, VCB Financial Group, formerly Bay Trust Company, continued to execute its strategy of growing wealth management and trust services within the Company's market footprint.

Operating Efficiency - For the nine months ended September 30, 2017, non-interest expense was $18.8 million compared to $10.9 million for the nine months ended September 30, 2016, driven by merger-related costs as well as compensation expense related to severance costs and new hires associated with the merger and growth into the Richmond market. Non-interest expense for the third quarter of 2017 was $6.8 million compared to $7.2 million last quarter as merger expense decreased. As a result, the Company's efficiency ratio was 76.4% for the quarter as compared to 83.9% last quarter. Excluding merger-related expenses, the Company's efficiency ratio for the third quarter of 2017 was 74.9%.

Income tax expense was $273 thousand and $326 thousand for the third quarter of 2017 and 2016, respectively. For the first nine months of 2017 and 2016, income tax expense was $406 thousand and $669 thousand, respectively. The effective tax rate for the third quarter of 2017 and 2016 was 26.9% and 27.6%, respectively, and for the nine months ended September 30, 2017 and 2016, was 26.6% and 25.4%, respectively.

BALANCE SHEET AND CAPITAL STRENGTH

As of September 30, 2017, net loans totaled $739.7 million, of which $212.6 million were acquired in the merger. As of December 31, 2016 and September 30, 2016, net loans totaled $381.5 million and $364.8 million, respectively. Investment securities and interest-bearing cash liquidity increased by $51.7 million during the quarter to $147.1 million at September 30, 2017, and from $65.9 million at year-end 2016, with $34.4 million acquired in the merger on April 1, 2017.

Deposits totaled $735.4 million at September 30, 2017, increasing $353.7 million, or 92.7%, from $381.7 million at December 31, 2016, of which $267.9 million of deposits were acquired in the merger.

Stockholders' equity increased by $76.1 million to $117.8 million at September 30, 2017, from $41.7 million at December 31, 2016, of which $42.3 million related to the merger and $32.9 million raised in our common stock private placement conducted in August. The Company's GAAP capital ratio was 12.27% as of September 30, 2017 as compared to 8.96% as of September 30, 2016. The Company continues to be a "well capitalized" institution as defined by the banking regulations. On September 26, 2017, the Board of Directors declared a quarterly cash dividend to shareholders of $0.04 per common share, payable October 24, 2017, to shareholders of record on October 11, 2017.

The tangible equity to assets ratio was 11.22% at September 30, 2017, compared to 8.19% at December 31, 2016. The tangible book value per common share was $8.16 at September 30, 2017, as compared to $8.35 at December 31, 2016.

ASSET QUALITY

Non-performing assets ("NPAs") were $10.0 million at September 30, 2017, or 1.04% of total assets compared to $7.8 million, or 1.67% of total assets, at December 31, 2016. NPAs at September 30, 2017 included $5.16 million of other real estate owned (including $3.1 million acquired in the merger), up from $2.5 million at December 31, 2016. Nonaccrual loans were $4.8 million at September 30, 2017 (excludes purchased credit-impaired loans), or 0.64% of total loans, compared to $5.3 million, or 1.38%, at December 31, 2016.

The provision for credit losses in the first nine months of 2017 was $1.8 million versus $407 thousand for the same period in 2016, the increase being driven by post-merger loan portfolio growth. The allowance for loan losses represented 0.66% of total loans (including those acquired in the merger) at September 30, 2017, compared to 1.00% at December 31, 2016.

About Bay Banks of Virginia

Bay Banks of Virginia, Inc. is the holding company for Virginia Commonwealth Bank and VCB Financial Group. Founded in the 1930's, Virginia Commonwealth Bank and the former Bank of Lancaster are now combined and headquartered in Richmond, Virginia. With eighteen banking offices located throughout the Richmond market area, the Northern Neck region, the Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Middlesex County and Suffolk, the Bank serves businesses, professionals and consumers with a variety of financial services, including retail and commercial banking, investment services, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, wealth management services, estate planning, estate settlement and trust administration.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 800-435-1140 or inquiries@baybanks.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, the ability to successfully implement integration plans associated with the Virginia BanCorp merger, which integration may be more difficult, time-consuming or costly than expected, the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, disruptions to customer and employee relationships and business operations caused by the merger, changes in interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the U. S. Government, including policies of the U. S. Treasury and Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, acquisitions and dispositions, and accounting principles, polices and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

NON-GAAP FINANCIAL MEASURES

Important disclosures about and reconciliations of non-GAAP measures to the corresponding GAAP measures, are provided below and attached to this press release.

This press release and the accompanying Supplemental Financial Data contain financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP") in the United States. Management uses these "non-GAAP" measures in their analysis of the Company's performance. Management believes that these non-GAAP financial measures provide a greater understanding to our shareholders of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures are provided within the accompanying tables to this press release.

BAY BANKS OF VIRGINIA, INC.
Supplemental Financial Data (Unaudited)

CONSOLIDATED BALANCE SHEETS
	September 30, 2017	December 31, 2016 (1)	September 30, 2016
(Dollars in thousands)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$ 5,806	$ 4,851	$ 5,280
Interest-bearing deposits	46,060	7,945	6,343
Certificates of deposit	3,224	4,216	4,464
Federal funds sold	23,357	1,906	460
Securities available-for-sale, at fair value	71,893	51,173	52,563
Restricted securities	6,000	2,649	2,209
Loans receivable, net of allowance for loan losses
of $4,920, $3,863 and $3,741, respectively	739,708	381,537	364,822
Loans held for sale	162	276	481
Premises and equipment, net	17,472	10,844	11,021
Accrued interest receivable	2,905	1,372	1,241
Other real estate owned, net	5,159	2,494	2,764
Bank owned life insurance	18,641	9,869	9,792
Goodwill	8,968	2,808	2,808
Mortgage servicing rights	978	671	590
Core deposit intangible	3,209	-	-
Other assets	6,394	4,099	3,436
Total assets	$ 959,936	$ 486,710	$ 468,274

LIABILITIES
Noninterest-bearing deposits	$ 99,531	$ 74,799	$ 74,615
Savings and interest-bearing demand deposits	297,150	178,869	175,448
Time deposits	338,732	128,050	127,912
Total deposits	735,413	381,718	377,975

Securities sold under repurchase agreements	17,091	18,310	12,984
Federal Home Loan Bank advances	75,000	35,000	25,000
Subordinated debt, net of issuance costs	6,873	6,860	6,856
Other liabilities	7,771	3,117	3,511
Total liabilities	842,148	445,005	426,326

SHAREHOLDERS' EQUITY
Common stock ($5 par value; authorized - 30,000,000 shares;
outstanding - 13,193,983, 4,774,856 and 4,774,856 shares, respectively)	65,970	23,874	23,874
Additional paid-in capital	37,099	2,872	2,828
Unearned employee stock ownership plan shares	(817)	-	-
Retained earnings	16,412	16,194	15,623
Accumulated other comprehensive loss, net	(876)	(1,235)	(377)
Total shareholders' equity	117,788	41,705	41,948

Total liabilities and shareholders' equity	$ 959,936	$ 486,710	$ 468,274

(1) Derived from the audited December 31, 2016 Consolidated Financial Statements

BAY BANKS OF VIRGINIA, INC.
Supplemental Financial Data (Unaudited) - Con't

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the three months ended		For the nine months ended
(Dollars in thousands except per share amounts)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
INTEREST INCOME
Loans, including fees	$ 8,874	$ 4,153	$ 21,588	$ 12,140
Securities:
Taxable	329	233	946	651
Tax-exempt	116	123	344	394
Federal Funds Sold	43	1	77	2
Interest-bearing deposit accounts	116	25	176	52
Certificates of deposit	18	20	55	62
Total interest income	9,496	4,555	23,186	13,301

INTEREST EXPENSE
Deposits	1,292	648	2,999	1,934
Federal funds purchased	-	1	10	2
Securities sold under repurchase agreements	5	4	12	10
Subordinated debt	118	118	354	354
FHLB advances	279	118	681	360
Total interest expense	1,694	889	4,056	2,660

Net interest income	7,802	3,666	19,130	10,641
Provision for loan losses	1,075	259	1,833	407

Net interest income after provision for loan losses	6,727	3,407	17,297	10,234

NON-INTEREST INCOME
Income from fiduciary activities	217	253	691	696
Service charges and fees on deposit accounts	238	212	696	667
VISA-related fees	11	48	59	153
Non-deposit product income	105	83	300	263
Other service charges and fees	201	152	556	449
Secondary market lending income	157	165	358	465
Increase in cash surrender value of life insurance	133	73	341	197
Net (losses) gains on sale of securities available for sale	-	180	2	290
Other real estate gains (losses)	(9)	(6)	(102)	(94)
Other income	17	178	169	194
Total non-interest income	1,070	1,338	3,070	3,280

NON-INTEREST EXPENSES
Salaries and employee benefits	3,687	1,881	9,832	5,751
Occupancy expense	811	445	1,943	1,344
Software maintenance	299	152	897	494
Bank franchise tax	141	82	359	203
VISA expense	-	20	35	81
Telecommunication expense	111	42	215	130
FDIC assessments	119	96	315	280
Foreclosure property expense	45	11	114	40
Consulting expense	58	87	209	216
Advertising and marketing	100	59	227	160
Directors' fees	135	74	466	218
Audit and accounting fees	121	68	366	225
Merger expense	141	-	1,126	-
Intangible amortization	227	-	461	-
Other expense	787	548	2,274	1,739
Total non-interest expenses	6,782	3,565	18,839	10,881

Net income before income taxes	1,015	1,180	1,528	2,633

Income tax expense	273	326	406	669

Net income	$ 742	$ 854	$ 1,122	$ 1,964

Basic Earnings Per Share
Average basic shares outstanding	10,488,227	4,774,856	8,175,431	4,774,856
Earnings per share, basic	$ 0.07	$ 0.18	$ 0.14	$ 0.41

Diluted Earnings Per Share
Average diluted shares outstanding	10,557,623	4,797,521	8,242,700	4,793,147
Earnings per share, diluted	$ 0.07	$ 0.18	$ 0.14	$ 0.41

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Con't
	Quarter to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
(Dollars in thousands, except per share amounts)
Consolidated balance sheet data:
Total assets	$ 959,936	$ 867,392	$ 504,207	$ 486,710	$ 468,274
Loans:
Mortgage loans on real estate	594,761	522,458	355,323	338,441	327,978
Commercial and industrial	99,637	85,939	46,205	43,024	36,596
Consumer loans	48,640	41,229	3,324	3,544	3,615
Total loans	743,038	649,626	404,852	385,009	368,189
Unamortized deferred loan costs	1,590	316	409	391	374
Allowance for loan losses	(4,920)	(4,241)	(3,993)	(3,863)	(3,741)
Net loans	739,708	645,701	401,268	381,537	364,822
Loans held for sale	162	55,620	-	276	481
Cash, interest-bearing deposits and fed funds sold	75,223	41,011	12,249	14,702	12,083
Securities available-for-sale, at fair value	71,893	54,448	49,826	51,173	52,563
Restricted securities	6,000	4,662	3,756	2,649	2,209
Premises and equipment, net	17,472	17,070	10,859	10,844	11,021
Other real estate owned	5,159	5,360	2,436	2,494	2,764
Bank owned life insurance	18,641	18,508	9,944	9,869	9,792
Goodwill	8,968	8,966	2,808	2,808	2,808
Identifiable intangible assets	3,209	3,436	-	-	-
Mortgage servicing rights	978	989	692	671	590
Deposits:
Noninterest-bearing deposits	$ 99,531	$ 97,299	$ 77,369	$ 74,799	$ 74,615
Savings and interest-bearing deposits	297,150	282,056	169,027	178,869	175,448
Time deposits	338,732	309,619	136,104	128,050	127,912
Total deposits	735,413	688,974	382,500	381,718	377,975
Securities sold under repurchase agreements	17,091	10,786	8,489	18,310	12,984
Federal Home Loan Bank advances	75,000	70,000	60,000	35,000	25,000
Subordinated debt, net of issuance costs	6,873	6,868	6,864	6,860	6,856
Stockholders' equity	117,788	84,478	41,617	41,705	41,948
Consolidated earnings (loss) summary:
Interest income	$ 9,496	$ 8,892	$ 4,798	$ 4,635	$ 4,555
Interest expense	1,694	1,448	914	865	889
Net interest income	7,802	7,444	3,884	3,770	3,666
Provision for loan losses	1,075	568	190	(120)	259
Noninterest income	1,070	1,143	857	1,330	1,338
Noninterest expense	6,782	7,208	4,849	4,352	3,565
Income before taxes	1,015	811	(298)	868	1,180
Income tax expense (benefit)	273	254	(121)	297	326
Net income (loss)	$ 742	$ 557	$ (177)	$ 571	$ 854
Per Share Data:
Basic earnings (loss) per share	$ 0.07	$ 0.06	$ (0.04)	$ 0.12	$ 0.18
Diluted earnings (loss) per share	0.07	0.06	(0.04)	0.12	0.18
Dividends per share	0.04	0.04	-	-	-
Book value per share	8.93	8.99	8.69	8.73	8.79
Shares outstanding	13,193,983	9,399,138	4,787,356	4,774,856	4,774,856
Average basic shares	10,488,227	9,233,615	4,776,800	4,774,856	4,774,856
Average diluted shares	10,557,623	9,304,796	4,776,800	4,816,017	4,797,521

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Con't
	Quarter to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
(Dollars in thousands)
Performance ratios (tax-equivalent):
Yield on average earning assets	4.40%	4.53%	4.25%	4.23%	4.22%
Cost of funds	0.83%	0.76%	0.82%	0.80%	0.83%
Net interest spread	3.57%	3.77%	3.43%	3.43%	3.38%
Net interest margin	3.62%	3.80%	3.45%	3.45%	3.40%
Average earnings assets to total average assets	94.99%	92.83%	93.44%	88.76%	92.73%
Return on average assets (annualized)	0.32%	0.26%	-0.14%	0.48%	0.72%
Return on average equity (annualized)	3.10%	2.65%	-1.70%	5.46%	8.14%
Efficiency ratio(1)	76.44%	83.94%	102.28%	85.33%	71.24%
Merger expense	$ 141	$ 685	$ 300	$ 575	$ -
Efficiency ratio (ex-merger expense)	74.85%	75.96%	95.95%	74.06%	71.24%
Average assets	$ 913,664	$ 851,071	$ 489,064	$ 476,034	$ 472,577
Average earning assets	$ 867,853	$ 790,072	$ 456,957	$ 422,537	$ 438,202
Average equity	$ 95,650	$ 84,170	$ 41,661	$ 41,827	$ 41,948
Equity/Assets	12.27%	9.74%	8.25%	8.57%	8.96%

(1) Efficiency Ratio equals Non-Interest Expense as a percentage of the sum of Net Interest Income and Non-interest Income.

Bay Banks of Virginia, Inc. Supplemental Financial Data (Unaudited) - Con't

	Quarter to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
(Dollars in thousands, except per share amounts)

Asset quality data and ratios:
Nonaccrual loans	$ 4,799	$ 5,362	$ 5,820	$ 5,300	$ 4,858
Loans greater than 90 days past due and still accruing	-	-	-	-	178
Other real estate owned	5,159	5,360	2,436	2,494	2,764
Total nonperforming assets	9,958	10,722	8,256	7,794	7,800
Net charge-offs (recoveries)	397	320	60	(242)	38
Net charge-offs to average loans (annualized)	0.22%	0.20%	0.06%	-0.26%	0.03%
Total nonperforming assets to total assets	1.04%	1.24%	1.60%	1.67%	1.71%
Total loans to total assets	77.40%	74.89%	80.29%	79.10%	78.63%

Reconciliation of Non-GAAP Measures
Pre-tax preprovision operating earnings (non-GAAP):
Income (loss) before taxes (GAAP)	$ 1,015	$ 811	$ (298)	$ 868	$ 1,180
Provision for loan losses	1,075	568	190	(120)	259
Pre-tax preprovision net income (loss)	2,090	1,379	(108)	748	1,439
Securities (gains) losses, net	-	(7)	5	(145)	(180)
Other real estate (gains) losses	9	(3)	96	33	6
Merger expense	141	685	300	575	-
Pre-tax preprovision operating earnings (non-GAAP)	2,240	2,054	293	1,211	1,265

Total core noninterest income (non-GAAP):
Noninterest income (GAAP)	$ 1,070	$ 1,143	$ 857	$ 1,330	$ 1,338
Securities (gains) losses, net	-	(7)	5	(145)	(180)
OREO (gains) losses, net	9	(3)	96	33	6
Total core noninterest income (non-GAAP)	1,079	1,133	958	1,218	1,164

Tangible equity (non-GAAP):
Total equity (GAAP)	$ 117,788	$ 84,478	$ 41,617	$ 41,705	$ 41,948
Intangible assets, net of taxes (a)	10,131	10,279	1,853	1,853	1,853
Tangible equity (non-GAAP)	107,657	74,199	39,764	39,852	40,095
Tangible equity/Assets (non-GAAP)	11.22%	8.55%	7.89%	8.19%	8.56%
Tangible Book Value Per Common Share	8.16	7.89	8.31	8.35	8.40

Return on average tangible common equity (non-GAAP):
Net income (GAAP)	$ 742	$ 557	$ (177)	$ 571	$ 854
Amortization of intangibles, net of tax	150	154	-	-	-
Tangible net income available to shareholders (non-GAAP)	892	711	(177)	571	854
Average equity	95,650	84,170	41,661	41,827	41,948
Average intangible assets (a)	10,206	10,356	1,853	1,853	1,853
Average tangible common equity (non-GAAP)	85,444	73,814	39,808	39,974	40,095
Return on average tangible common equity (non-GAAP)	3.47%	3.02%	-1.78%	5.71%	8.52%

(a) Excludes mortgage servicing rights

Net Interest Income Analysis	Average Balances, Income and Expense, Yields and Rates
(Fully taxable equivalent basis)
(Dollars in thousands)	Three months ended 9/30/2017			Three months ended 9/30/2016
	Average Balance	Income/ Expense	Yield/ Cost	Average Balance	Income/ Expense	Yield/ Cost
INTEREST EARNING ASSETS:
Taxable investments	$ 58,839	$ 329	2.24%	$ 33,149	$ 233	2.81%
Tax-exempt investments(1)	19,285	176	3.64%	20,987	186	3.55%
Total investments	78,123	504	2.58%	54,136	419	3.10%

Gross loans (2)	737,742	8,874	4.81%	358,087	4,153	4.63%
Interest-bearing deposits and federal funds sold	48,764	159	1.30%	20,896	26	0.50%
Certificates of deposits	3,224	18	2.20%	5,083	20	1.57%
Total Interest Earning Assets	$ 867,853	$ 9,554	4.40%	$ 438,202	$ 4,618	4.22%

INTEREST-BEARING LIABILITIES:
Savings deposits	$ 64,115	$ 32	0.20%	$ 43,588	$ 24	0.22%
NOW deposits	93,809	40	0.17%	43,122	21	0.20%
Time deposits	330,496	999	1.21%	127,855	443	1.37%
Money market deposit accounts	134,148	220	0.66%	89,727	160	0.71%
Total Deposits	622,568	1,292	0.83%	304,292	648	0.84%

Federal funds purchased	-	-	0.00%	154	1	0.87%
Securities sold under repurchase agreements	13,939	5	0.13%	9,545	4	0.17%
Subordinated debt	6,871	118	6.86%	6,854	118	6.84%
FHLB advances	72,500	279	1.54%	29,334	118	1.60%
Total Interest-Bearing Liabilities	$ 715,878	$ 1,694	0.95%	$ 350,179	$ 889	1.01%

Net interest income and net interest margin		$ 7,861	3.62%		$ 3,729	3.40%

Non-interest-bearing deposits	$ 96,644	-	0.00%	$ 76,810	-	0.00%
Total Cost of funds			0.83%			0.83%
Net interest rate spread			3.57%			3.38%

Notes:
(1) Income and yield assumes a federal tax rate of 34%.
(2) Includes loan fees and nonaccrual loans.

Net Interest Income Analysis	Average Balances, Income and Expense, Yields and Rates
(Fully taxable equivalent basis)
(Dollars in thousands)	Nine months ended 9/30/2017			Nine months ended 9/30/2016
	Average Balance	Income/ Expense	Yield/ Cost	Average Balance	Income/ Expense	Yield/ Cost
INTEREST EARNING ASSETS:
Taxable investments	$ 40,765	$ 946	3.10%	$ 31,181	$ 651	2.78%
Tax-exempt investments(1)	19,233	521	3.61%	23,024	597	3.46%
Total investments	59,999	1,467	3.26%	54,205	1,248	3.07%

Gross loans (2)	601,278	21,588	4.79%	351,805	12,140	4.60%
Interest-bearing deposits and federal funds sold	27,566	253	1.23%	15,742	54	0.46%
Certificates of deposits	3,564	55	2.05%	5,343	62	1.57%
Total Interest Earning Assets	$ 692,408	$ 23,364	4.50%	$ 427,095	$ 13,504	4.22%

INTEREST-BEARING LIABILITIES:
Savings deposits	$ 58,563	$ 91	0.21%	$ 42,826	$ 66	0.21%
NOW deposits	76,558	103	0.18%	40,781	52	0.17%
Time deposits	247,839	2,248	1.21%	128,829	1,334	1.38%
Money market deposit accounts	116,419	557	0.64%	86,059	482	0.75%
Total Deposits	499,379	2,999	0.80%	298,495	1,934	0.87%

Federal funds purchased	1,999	10	0.69%	254	2	1.06%
Securities sold under repurchase agreements	9,827	12	0.16%	7,361	10	0.18%
Subordinated debt	6,867	354	6.87%	6,850	354	6.90%
FHLB advances	64,659	681	1.41%	32,754	360	1.47%
Total Interest-Bearing Liabilities	$ 582,731	$ 4,056	0.93%	$ 345,714	$ 2,660	1.03%

Net interest income and net interest margin		$ 19,308	3.72%		$ 10,844	3.39%

Non-interest-bearing deposits	$ 87,776	-	0.00%	$ 70,096	-	0.00%
Total Cost of funds			0.81%			0.85%
Net interest rate spread			3.69%			3.36%

Notes:
(1) Income and yield assumes a federal tax rate of 34%.
(2) Includes loan fees and nonaccrual loans.